UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

NORTHWEST BIOTHERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-33393	94-3306718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue, Suite 750, Bethesda, MD	20814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 497-9024

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 12, 2008, Anthony P. Deasey resigned as Senior Vice President of Finance, Chief Financial Officer and ex officio Director of Northwest Biotherapeutics, Inc. (the “Company”) in order to pursue a personal entrepreneurial opportunity. Day to day responsibilities related to the Company’s accounting and financial administration will remain with the Company controller. Other financial functions, including pursuit of funding opportunities, will be carried out by the Company’s Chief Executive Officer, Dr. Alton Boynton, and the Company’s Chairperson, Ms. Linda Powers. Although Mr. Deasey will discontinue his roles as an officer and ex officio director of the Company effective August 12, 2008, Mr. Deasey’s employment with the Company will continue until September 30, 2008, to help with the transition. In addition, from October 1, 2008, through November 15, 2008, Mr. Deasey will provide part-time consulting services to the Company, and will receive consulting fees at a rate equal to 50% of his current monthly salary.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2008	NORTHWEST BIOTHERAPEUTICS, INC.

	By	/s/ Alton L. Boynton

Alton L. Boynton
President & Chief Executive Officer